Exhibit 99.1

KULR Announces Expiration of SEPA Facility and Compliance with NYSE Guidelines on Audit Opinion Disclosure

SAN DIEGO / GLOBENEWSWIRE / June 3, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced that it will not be extending its Standby Equity Purchase Agreement (“SEPA”), with YA II PN, LTD. ("Yorkville"), which terminated on June 1, 2024. Furthermore, the Company confirms that it has retired all outstanding debt owed to Yorkville.

This marks a significant milestone for KULR as it executes its strategic initiatives, reduces its cash consumption, and otherwise strengthens its financial condition.

Compliance with NYSE Guidelines on Audit Opinion

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed on April 12, 2024, with the Securities and Exchange Commission, the audited financial statements contained an unqualified audit opinion from its independent registered public accounting firm that included an explanatory paragraph related to the Company's ability to continue as a going concern. This announcement is being made solely to comply with the NYSE American LLC Company Guide Section 610(b), which requires public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Company's audited financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2023.

Stronger Balance Sheet

KULR’s management believes the Company’s balance sheet improvement efforts are proving successful. Chief Financial Officer, Shawn Canter, commented, “Having repaid the SEPA prepaid advance in March, recent meaningful reductions in short-term debt and trade debt, and anticipated repayment of the outstanding merchant advances in the next several months, KULR’s balance sheet is stronger than it has been in some time.”

Canter further noted KULR’s efforts to reduce cash consumption from operations. “KULR has made a concerted effort to reduce its cash used from operations as part of progressing toward a stronger balance sheet. Our CEO, Michael Mo, has even taken a salary reduction in exchange for equity as evidence of his faith in the Company’s strategy and progress.”

About KULR Technology Group, Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether because of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com